EXHIBIT 21.1

                              List of Subsidiaries

                                                           Name Under Which
                                                           Subsidiary
Name of Subsidiary      Jurisdiction of Incorporation      Conducts Business
------------------      -----------------------------      -----------------

International Capital   State of Delaware                  International Capital
Growth, Ltd.                                               Growth, Ltd.